Investor Relations: Molly Presley Quantum Corp. 425-201-1481 ir@quantum.com Public Relations: Bob Wientzen Quantum Corp. +1 (720) 201-8125 bob.wientzen@quantum.com	For Release: August 15, 2018 5:00 a.m. PDT
Quantum Obtains New York Stock Exchange Listing Extension

SAN JOSE, Calif. -August 15, 2018 - Quantum Corp. (NYSE: QTM) today announced that it has received a five-month extension for continued listing and trading of Quantum’s common stock on the New York Stock Exchange (the “NYSE”).

The extension, which is subject to review by the NYSE on an ongoing basis, provides the Company until January 15, 2019, to file its Form 10-K for the year ended March 31, 2018, and its Form 10-Qs for the three months ended December 31, 2017, and June 30, 2018, with the Securities and Exchange Commission (the “SEC”). During the extension period, the Company’s shares will continue to be listed and trade on the NYSE, subject to compliance with other continued listing requirements. If Quantum does not become current with its periodic filings with the SEC by January 15, 2019, the NYSE could either grant a final additional extension to February 15, 2019, or move forward with the initiation of suspension and delisting procedures. Quantum continues to work diligently to become current with its SEC filings as required under applicable securities laws.

About Quantum
Quantum is a leading expert in scale-out tiered storage, archive and data protection, providing solutions for capturing, sharing, managing and preserving digital assets over the entire data lifecycle. From small businesses to major enterprises, more than 100,000 customers have trusted Quantum to address their most demanding data workflow challenges. Quantum’s end-to-end, tiered storage foundation enables customers to maximize the value of their data by making it accessible whenever and wherever needed, retaining it indefinitely and reducing total cost and complexity. See how at www.quantum.com/customerstories.

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"Safe Harbor" Statement: This press release contains "forward-looking" statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Quantum advises caution in reliance on forward-looking statements. Forward-looking statements include, without limitation, the expected five-month extension period from the NYSE for Quantum to become current in its periodic filings with the SEC, which extension is subject to review by the NYSE, and that Quantum’s shares will continue to be listed and trade on the NYSE, subject to compliance with other continued listing requirements. These statements involve known and unknown risks, uncertainties and other factors that may cause Quantum's actual results to differ materially from those implied by the forward-looking statement, including Quantum’s ability to become current with its SEC periodic filings within the time period required by NYSE listing regulations, Quantum’s ability to regain compliance with NYSE listing standards related to its SEC periodic filings and its ability to maintain compliance with other NYSE listing standards, the results of the NYSE’s ongoing review of Quantum during the five-month extension period, unexpected changes in the Company's business and other factors. More detailed information about these risk factors, and additional risk factors, are set forth in Quantum's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled "Risk Factors," in Quantum's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 9, 2017. All forward-looking statements in this public announcement are based on information available to Quantum as of the date of this announcement. Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.